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                                                                    Exhibit 10.6


                        Management Transition Agreement
                        -------------------------------


Background
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Bcom3 Group, Inc. (the "Company"), desires to enter into a Management Transition
Agreement with a uniquely situated senior executive (the "Executive"). The background to such agreement is as follows:

 . The Executive is currently the Chairman of the Company and the former CEO of one of the Company's two main constituent companies. He is a member of the Company's Board of Directors and a Voting Trustee. He also is the largest individual employee-stockholder of the Company.

 . The Executive has reduced his involvement in the day-to-day operational management of the Company and is prepared to step down as Chairman of the Board while continuing to serve as a Board member and Voting Trustee.

 . It is in the best interests of the Company and its stockholders to provide for a smooth and seamless transition of management authority to the new CEO and other senior managers of the Company, and to promote an alignment of interests among the Company's Board of Directors.

 . It is particularly important to implement this transition as soon as possible in order for the new management team to lead the Company and its subsidiaries through the changes that must be put in place prior to an IPO, in such manner and within such timeframe as determined in the best judgment of such new management team.

 . It is the desire of the Company to provide for an appropriate transition package for the Executive in recognition of his 35-plus years of dedicated service to one of the Company's constituent companies, the substantial growth in shareholder value which occurred during the period that he served as CEO of such Company, as well as the anticipated IPO for the Company.


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THEREFORE, the Company and the Executive agree to the following Management
Transition terms:

Retirement
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     .   The Executive will continue in his current employment position with the
         Company through the end of March 2001, receiving his current salary and employee benefits through such date. The Executive will participate in the Company's discretionary bonus plan for 2000 in a manner consistent with other Bcom3 executives.

     . On or before March 31, 2001, in a manner that is mutually acceptable to the Executive and the CEO of the Company, the Executive will formally announce his retirement from full-time employment as of March 31, 2001. The Executive will become a consultant to the Company following his retirement and will utilize the title of "Chairman of the Executive Committee of the Board of Directors". See below for summary details of the consulting arrangement.

     . The wording of any press release and/or internal announcement of the new relationship will be mutually agreed between the Company and the Executive.

     . At the first meeting of the Board of Directors of the Company after March 31, 2001, the Executive will step down as Chairman of the Board. The Executive will continue to serve as a member of the Board and as a Voting Trustee.

     . The Executive will be entitled to full retiree health and insurance benefits, subject to the terms of the plans upon his retirement from full-time employment.

     . The Company will treat the Executive's retirement as of March 31, 2001, as an "Agreed Separation" pursuant to the Bcom3 Group, Inc. Stock Purchase Agreement.

Consulting
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     .   For the period from April 1, 2001, through December 31, 2001, the
         Executive shall serve as an executive consultant to the Company providing services to the Company as requested and agreed to by the CEO. Such services shall be consistent with the Executive's former position as Chairman of the Company.

           . In exchange for consulting services, the Executive shall be paid a consulting fee of $70,833 per month for the nine months beginning April 2001.

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           .   The Company will reimburse the Executive for all reasonable expenses incurred in providing his consulting services, including the maintenance of the Executive's office and administrative staff.

Special Bonus
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     .   In recognition of his long service as CEO and Chairman of one of the
         Company's constituent entities, his service as Chairman of the Board of the Company since its inception and his past performance in connection with the combination and integration of the Company's constituent entities, the Company will provide the Executive a special bonus equal to $65,000 per month beginning with January 2001. This bonus will continue to be paid until the end of the first month in which either
         (a) the Executive actually sells or otherwise transfers 20% or more of the stock he now currently holds in the Company for cash or for other publicly traded securities which can then be sold in an open market transaction without restriction, or (b) after the Company's initial public offering, the Executive has the ability to sell 20% or more of the stock he now currently holds in the Company in an open market transaction unimpeded by any of the Bcom3 Stock Purchase Agreement, any underwriter's "lock-up" provision, any Rule 144 holding period or any other contractual or securities law restrictions (whether or not the Executive takes advantage of such opportunity to sell, or receives or entertains a formal offer to purchase such stock). The foregoing provisions in (a) and (b) will apply equally to any shares received by the Executive in connection with a merger or similar transaction whereby the stock of the Company is exchanged for shares in a new company. For purposes of the foregoing, the shares of Company stock held by the Executive will be deemed to include all shares held by his family members or any trust for his family members.

     . The Company will use commercially reasonable best efforts to enable the Executive's shares to be sold as soon as practicable after the Company's IPO or any sale transaction with a publicly traded company, to the extent the shares held by the Executive and which he desires to sell cannot then be readily sold on the open market under Rule 144, and to the extent such sale, by registration or otherwise, would not be harmful to the interests of the Company or its other shareholders.

     . The Executive acknowledges that any substantial sale of his equity holdings following the IPO will likely require resignation from the company's Board of Directors in order that the sale is not seen to be contrary to the best interest of the Company.

Confidentiality, Non-Compete and Non-Solicitation, Release, and other Formal
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Provisions
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     .   Confidentiality: The terms, conditions and existence of this Management
         ---------------
         Transition Agreement are strictly confidential. The Executive agrees not to share

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          this Agreement and the terms of this Agreement with anybody other than his immediate family and his professional advisers, the Board of Directors of the Company, and the Company's Chief Executive Officer, the Chief Operating Officer, and the Chief Legal Officer.

       .  Non-Compete and Non-Solicitation: In addition to any provision of any
          ---------------------------------
          other agreement with the Company or the Company's subsidiaries or affiliates (collectively the "Company"), including any employment agreement, consulting agreement, salary continuation agreement, stock purchase agreement, or otherwise, the Executive agrees that for a period of five years the Executive will not compete with the Company and/or solicit any of its clients or employees.

          It is understood that during the non-compete period, the Executive may, with the Company's consent, not to be unreasonably withheld, serve on the boards of other companies and charitable and civic organizations. The Company may reasonably withhold consent if such company or organization is a direct competitor of the Company or of any of the Company's major clients, or if service on such board would otherwise be materially adverse to the interests of the Company or any of its major clients.

Taxes
-----

       . The Executive will be responsible for all taxes that relate to the payments contemplated in this Agreement. The Company will withhold taxes on such payments as required by law.

The terms of this arrangement, including all rights, duties and responsibilities of the parties will be documented in a formal legal agreement between the Company and the Executive.


Acknowledged and agreed:

/s/ Roy J. Bostock                                         /s/ Craig D. Brown
----------------------                                     ---------------------
    Roy J. Bostock                                           Bcom3 Group, Inc.

Date:  December 14, 2000